DRAFT: 09/09/04
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          ____________________________


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): September 9, 2004

                           Critical Therapeutics, Inc.
               (Exact name of registrant as specified in charter)

               Delaware                000-50767              04-3523569
        (State or other juris-        (Commission            (IRS Employer
       diction of incorporation      File Number)         Identification No.)


   60 Westview Street, Lexington, Massachusetts                    02421
     (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (781) 402-5700

                                 Not applicable

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [ ] Written communications pursuant to Rule 425 under the Securities Act
            (17 CFR 230.425)

        [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange
            Act (17 CFR 240.14a-12(b))

        [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement

     Critical Therapeutics, Inc. (the "Company") has entered into a Standard Exclusive License Agreement with Sublicense Terms with the University of Florida Research Foundation, Inc. (the "University") effective September 2, 2004. Under the agreement, the Company acquired from the University an exclusive worldwide license, under specified patent rights controlled by the University relating to a family of compounds known as cinnamylidene-anabaseines, to make, use and sell products covered by the licensed patent rights.

     These compounds target and stimulate the nicotinic alpha-7 cholinergic receptor. The Company believes that pre-clinical studies have demonstrated that the alpha-7 receptor on the macrophage cell plays an important role in regulating the inflammatory response by inhibiting the release of cytokines such as TNF-alpha. The overexpression of cytokines is thought to play a major role in both acute inflammatory diseases such as acute organ failure due to cardiopulmonary bypass and sepsis as well as chronic inflammatory diseases such as rheumatoid arthritis and Crohn's disease. The Company believes that product candidates targeting the alpha-7 receptor on the macrophage could lead to novel therapies that are small molecules.

     In consideration for the license, the Company agreed to pay an initial license fee and milestone payments upon the achievement of specified development and regulatory milestones for the licensed product. The Company also agreed to make certain minimum royalty payments during the term of the agreement and royalty payments based on net sales of a licensed product by the Company and its sublicensees. The University has the right to terminate the agreement upon the Company's material uncured breach, including the Company's failure to meet specified development and commercialization milestones for a licensed product. The Company may terminate the agreement upon 60-days notice to the University.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  September 9, 2004        CRITICAL THERAPEUTICS, INC.

                                By:   /s/ Frank E. Thomas
                                     -------------------------------------------
                                     Frank E. Thomas
                                     Vice President of Finance, Chief Financial
                                     Officer and Treasurer